UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported): February 16, 2009
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Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:  (512) 338-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On February 16, 2009, Michael A. Miles, a member of our Board of Directors, chairman of the Governance and Nominating Committee and a member of the Leadership Development and Compensation Committee, informed the Board that he will not stand for re-election to the Board when his term expires at the next annual meeting of shareholders.

Additionally, on February 16, 2009, Alan (A.G.) Lafley, a member of our Board of Directors, Chairman of the Leadership Development and Compensation Committee and a member of the Finance  Committee, informed the Board that he will  not stand for re-election to the Board when his term expires at the next annual meeting of shareholders.

Mr. Miles and Mr. Lafley will continue to serve as directors of Dell until Dell’s 2009 Annual Meeting of Shareholders on July 17, 2009.

A copy of the company's press release announcing Mr. Miles’ and Mr. Lafley’s intention to retire from the Board  is attached hereto as Exhibit 99.1.

Item 9.01  -  Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit 99.1 – Press Release issued by Dell Inc., dated February 19, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date:	February 19, 2009	By:	/s/ Janet B. Wright
Janet B. Wright
Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Dell Inc., dated February 19, 2009.

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